Exhibit 99.1

Powerwave Technologies Reports Second Quarter Results

Second Quarter Fiscal 2008 Highlights

  Revenue increased to $245.6 million, up 32.3 percent from $185.6 million in Q2 2007
  Excluding intangible asset amortization and restructuring and impairment charges, pro forma gross margin was 24.7 percent
  On a pro forma basis, excluding intangible asset amortization and restructuring and impairment charges, net income per share were 4 cents

SANTA ANA, Calif.--(BUSINESS WIRE)--Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its second quarter ended June 29, 2008. Net sales were $245.6 million, compared with $185.6 million reported in the second quarter of fiscal 2007. Powerwave also reported a second quarter GAAP net loss of $10.2 million, which includes non-cash intangible asset amortization charges of $8.9 million and $6.1 million of restructuring and impairment charges. For the second quarter of 2008, the net loss equates to a basic loss per share of 8 cents. This compares with a net loss of $44.5 million, or a loss per share of 34 cents in the prior year period. For the second quarter of fiscal 2008, excluding the intangible asset amortization and restructuring and impairment charges, on a pro forma basis, Powerwave would have reported net income of $5.2 million, or basic income per share of 4 cents.

For the first six months of fiscal 2008, total revenue was $471.9 million compared with $349.3 million for the first six months of fiscal 2007. Powerwave reported a total net loss for the first six months of 2008 of $24.5 million, or a basic net loss per share of 19 cents, compared with a net loss of $91.7 million, or a basic loss per share of 70 cents for the first six months of fiscal 2007. The results for the first six months of 2008 include a total of $29.2 million of restructuring and impairment charges and intangible asset amortization, and the results for the first six months of 2007 included $37.7 million of such expenses.

“We experienced strong growth in our direct operator business during the second quarter, which offset some of the weakness in demand from our OEM customers,” stated Ronald Buschur, president and chief executive officer of Powerwave Technologies.

“This stronger demand, coupled with our ongoing restructuring efforts to further reduce our overall cost structure, enabled Powerwave to improve profitability on a pro forma basis. We remain committed to driving cost reductions throughout our business to further improve our operating performance. While we believe it is prudent to maintain a conservative position in today’s macro economic environment, we continue to see opportunities for growth within the markets we serve,” he said.

Summary of Significant Items Impacting the Second Quarter

During the second quarter of 2008, we incurred total restructuring and impairment charges of $6.1 million. Restructuring activities included charges primarily related to the announced closure of our Salisbury, MD manufacturing location, as well as charges related to the consolidation of our Chinese manufacturing locations and further site consolidations. The company also incurred approximately $8.9 million of intangible asset amortization from previous acquisitions.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended June 29, 2008 and July 1, 2007. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the basic shares outstanding for each respective period was used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	June 29, 2008	July 1, 2007

Intangible asset amortization	($0.07)	($0.06)
Restructuring and impairment charges	($0.05)	($0.09)
Non-cash SFAS 123R compensation charge	($0.01)	($0.01)

Total per share impact	($0.13)	($0.16)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the second quarter of 2008 on a GAAP and pro forma basis.

		Three Months Ended
		(unaudited)
		June 29, 2008	July 1, 2007

GAAP reported gross margin %		20.0%	12.1%
Add:	Pro Forma adjustments
	Intangible asset amortization	2.6%	2.6%
	Restructuring and impairment charges	2.1%	3.3%
Pro Forma gross margin %		24.7%	18.0%

In the second quarter of 2008, cost of goods sold on a GAAP basis, included a credit of approximately $1.6 million related to sales to several customers of inventory which was previously determined to be excess and obsolete to our ongoing requirements. The result of these sales was a favorable impact on cost of goods sold, which increased the gross margin by approximately 0.7 percent.

Second Quarter 2008 Revenue Summary

In the second quarter of 2008, total Americas revenue was $83.1 million or approximately 34 percent of revenue, compared with $54.3 million or approximately 29 percent of revenue in the second quarter of 2007. Total sales to customers based in Asia accounted for approximately 30 percent of revenue or $72.8 million in the second quarter of 2008, compared with approximately 27 percent of revenue or $50.3 million in the second quarter of 2007. Total Europe, Africa and Middle East revenue in the second quarter of 2008 was $89.7 million or approximately 36 percent of revenue, compared with $81.0 million or approximately 44 percent of revenue in the second quarter of 2007.

Sales of products within the antenna systems group totaled $68.5 million or 28 percent of total revenue, sales of products in the base station systems group totaled $148.8 million or 61 percent of revenue and revenue from the coverage systems group totaled $28.3 million or 11 percent of revenue in the second quarter of 2008.

In the second quarter of 2008, Powerwave’s largest customers included Nokia Siemens Networks, which accounted for approximately 28 percent of revenue, Alcatel-Lucent, which accounted for approximately 16 percent of revenue, and AT&T, which accounted for approximately 10 percent of revenue in the quarter. In terms of customer profile, total OEM sales accounted for approximately 56 percent of total revenue, and total direct and operator sales accounted for approximately 44 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 59 percent of total revenue, 3G standards accounted for approximately 39 percent of total revenue and WiMAX accounted for approximately 2 percent of total revenue during the second quarter of 2008.

Equity Compensation Expense

In accordance with SFAS 123R, share-based payment, the results reported herein include approximately $1.3 million of pre-tax compensation expense in the second quarter of 2008, and $2.6 million for the first six months of fiscal 2008, almost all of which is included in operating expenses. This had the effect of increasing the loss per share in the second quarter of 2008 by 1 cent and increasing the loss per share in the first six months of 2008 by 2 cents. The impact on the second quarter of 2007 increased the loss per share by 1 cent and increased the loss per share in the first six months of 2007 by 2 cents.

Balance Sheet

At June 29, 2008, Powerwave had total cash and cash equivalents of $84.3 million, which includes restricted cash of $3.2 million. Total net inventories were $91.2 million, and net accounts receivable were $254.8 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions the company has made, including the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of the Company’s manufacturing and engineering facilities as well as the severance costs related to facility closures. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of intangible assets is a non-cash expense.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS, 3G and WiMAX networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the second quarter ended June 29, 2008.

Conference Call

Powerwave is providing a simultaneous webcast and live dial-in number of its second quarter fiscal 2008 financial results conference call on Thursday, July 31, 2008 at 2:00 pm Pacific time. To access the audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q2 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 614-3529 and enter reservation number 16321900. A replay of the webcast will be available beginning approximately 2 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 4:00 pm Pacific time on July 31, 2008 through August 7, 2008 by calling (617) 801-6888 and entering reservation number 92588915.

Forward-Looking Statements

The foregoing statements regarding growth opportunities within the wireless communications infrastructure industry and Powerwave’s ability to capitalize on such opportunities as well as statements regarding increases in demand from wireless network operators are “forward looking statements.” These statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to successfully integrate recent acquisitions; our ability to execute cost cutting initiatives without disrupting operations; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and 3G networks; future consolidation of our customers may reduced demand for our products; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases such as increases related to the price of oil; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K for the fiscal year ended December 30, 2007, and Form 10-Q for the quarterly period ended March 30, 2008, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY
POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
Net sales	$245,642	$185,633	$471,943	$349,273
Cost of sales:
Cost of goods	185,090	152,201	357,853	286,806
Intangible asset amortization	6,255	4,921	12,364	9,807
Restructuring and impairment charges	5,163	6,138	10,535	16,659
Total cost of sales	196,508	163,260	380,752	313,272

Gross profit	49,134	22,373	91,191	36,001

Operating expenses:
Sales and marketing	13,217	13,665	25,763	27,262
Research and development	20,789	22,440	40,460	48,068
General and administrative	15,973	18,707	31,070	38,016
Intangible asset amortization	2,660	2,737	5,257	5,657
Restructuring and impairment charges	966	5,068	1,080	5,559
Total operating expenses	53,605	62,617	103,630	124,562

Operating loss	(4,471)	(40,244)	(12,439)	(88,561)

Other expense, net	(4,747)	(2,157)	(10,057)	(1,205)

Loss before income taxes	(9,218)	(42,401)	(22,496)	(89,766)
Provision for income taxes	1,006	2,121	1,975	1,886
Net loss	$(10,224)	$(44,522)	$(24,471)	$(91,652)

Net loss per share:
- basic:	$(0.08)	$(0.34)	$(0.19)	$(0.70)
- diluted:[1]	$(0.08)	$(0.34)	$(0.19)	$(0.70)

Weighted average common shares used in computing per share amounts:
- basic:	131,001	130,332	130,964	130,247
- diluted:	131,001	130,332	130,964	130,247

[1] The diluted loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
PERCENTAGE OF NET SALES

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	75.3	82.0	75.8	82.1
Intangible asset amortization	2.6	2.6	2.6	2.8
Restructuring and impairment charges	2.1	3.3	2.3	4.8
Total cost of sales	80.0	87.9	80.7	89.7

Gross profit	20.0	12.1	19.3	10.3

Operating expenses:
Sales and marketing	5.4	7.4	5.5	7.8
Research and development	8.4	12.1	8.6	13.8
General and administrative	6.5	10.1	6.6	10.9
Intangible asset amortization	1.1	1.5	1.1	1.6
Restructuring and impairment charges	0.4	2.7	0.2	1.6
Total operating expenses	21.8	33.8	22.0	35.7

Operating loss	(1.8)	(21.7)	(2.7)	(25.4)

Other expense, net	(2.0)	(1.1)	(2.1)	(0.3)

Loss before income taxes	(3.8)	(22.8)	(4.8)	(25.7)
Provision for income taxes	0.4	1.2	0.4	0.5
Net loss	(4.2%)	(24.0%)	(5.2%)	(26.2%)

POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	(Unaudited)			(Unaudited)
			Pro Forma			Pro Forma
	June 29,		June 29,	June 29,		June 29,
	2008	Adjustments	2008	2008	Adjustments	2008
Net sales	$245,642	-	$245,642	$471,943	-	$471,943
Cost of sales:
Cost of goods	185,090	-	185,090	357,853	-	357,853
Intangible asset amortization	6,255	(6,255)[1]	-	12,364	(12,364)[1]	-
Restructuring and impairment charges	5,163	(5,163)[2]	-	10,535	(10,535)[2]	-
Total cost of sales	196,508	(11,418)	185,090	380,752	(22,899)	357,853
Gross profit	49,134	11,418	60,552	91,191	22,899	114,090
Operating expenses:
Sales and marketing	13,217	-	13,217	25,763	-	25,763
Research and development	20,789	-	20,789	40,460	-	40,460
General and administrative	15,973	-	15,973	31,070	-	31,070
Intangible asset amortization	2,660	(2,660)[1]	-	5,257	(5,257)[1]	-
Restructuring and impairment charges	966	(966)[2]	-	1,080	(1,080)[2]	-
Total operating expenses	53,605	(3,626)	49,979	103,630	(6,337)	97,293
Operating income (loss)	(4,471)	15,044	10,573	(12,439)	29,236	16,797

Other expense, net	(4,747)	-	(4,747)	(10,057)	-	(10,057)
Income (loss) before income taxes	(9,218)	15,044	5,826	(22,496)	29,236	6,740
Provision for (benefit from) income taxes	1,006	(423)[3]	583	1,975	(1,301)[3]	674
Net income (loss)	$(10,224)	15,467	$5,243	$(24,471)	30,537	$6,066

Net income (loss) per share:
- basic:	$(0.08)		$0.04	$(0.19)		$0.05
- diluted:[4]	$(0.08)		$0.04	$(0.19)		$0.05

Weighted average common shares used in computing per share amounts:
- basic:	131,001		131,001	130,964		130,964
- diluted:	131,001		131,001	130,964		130,964

[1] These costs include the amortization of acquired technology and other identified intangible assets included in cost of goods sold and operating expenses, respectively.
[2] These costs include restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively.
[3] This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax rate of 10% for the 2008 periods.

[4] Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 29,	December 30,
	2008	2007
	(unaudited)[1]	(see note)[2]
ASSETS:

Cash and cash equivalents	$81,088	$58,151
Restricted cash	3,176	7,366
Accounts receivable, net	254,823	237,657
Inventories, net	91,166	94,310
Property, plant and equipment, net	106,095	113,027
Other assets	459,959	470,583
Total assets	$996,307	$981,094

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$162,541	$128,088
Short-term debt	13,630	13,617
Long-term debt	350,000	350,000
Accrued expenses and other liabilities	81,582	106,905
Total shareholders’ equity	388,554	382,484
Total liabilities and shareholders’ equity	$996,307	$981,094

[1] June 29, 2008 balances are preliminary and subject to reclassification adjustments.
[2] December 30, 2007 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608
or
Investor Contact:
Stapleton Communications
Alexis Pascal, 650-470-4209